EXHIBIT 5.1

                        [GOODWIN PROCTER LLP LETTERHEAD]

                                  April 8, 2002


Watts Industries, Inc.
815 Chestnut Street
North Andover, Massachusetts  01845

      Re: Legality of Securities to be Registered Under Registration Statement on Form S-3

Ladies and Gentlemen:

      This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the sale of up to an aggregate of 1,200,000 shares (the "Shares") of common stock, par value $0.10 per share, of Watts Industries, Inc., a Delaware corporation (the "Company"), for the respective accounts of certain stockholders of the Company.

      In connection with rendering this opinion, we have examined (i) the Restated Certificate of Incorporation of the Company, as amended, as on file with the Secretary of State of the State of Delaware, (ii) the Amended and Restated By-laws of the Company, as amended, (iii) such records of the corporate proceedings of the Company as we deemed material, (iv) the Registration Statement and the exhibits thereto, and (v) such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

      We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the Delaware General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts and Delaware.

Watts Industries, Inc.
April 8, 2002
Page 2

      Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable under the Delaware General Corporation Law.

      The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

      We hereby consent to being named as counsel to the Company in the Registration Statement, to the reference therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

      This opinion shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyer 831 (May
1998).

                                          Sincerely,

                                          /S/ GOODWIN PROCTER  LLP

                                          GOODWIN PROCTER  LLP